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                                                                   EXHIBIT 99.02

                                     PROXY

                               TOTAL SPORTS INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON ________ __, 2000

     The undersigned hereby appoints Frank A. Daniels, III and Gary Stevenson and each of them as attorneys and proxies of the undersigned with full power of substitution to vote all of the shares of stock of Total Sports Inc. that the undersigned is entitled to vote at the Special Meeting of Stockholders of Total Sports Inc. to be held at the Company's offices, located at 234 Fayetteville Street, Raleigh, North Carolina on ________ __, 2000 at 9:00 AM local time, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                                 SIDE




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ZGKA5A                            DETACH HERE

[ X ] Please mark
      votes as in
      this example.



MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To approve the Agreement and Plan of Merger and       FOR   AGAINST   ABSTAIN
    Reorganization dated as of July 20, 2000, among      [ ]     [ ]       [ ]
    Quokka Sports, Inc. and Total Sports Inc., pursuant to which Total Sports Inc. will be merged with and into Quokka Sports, Inc. and all of the outstanding shares of capital stock, options and warrants of Total Sports
    Inc. will be exchanged for up to 15,000,000 shares of Quokka Sports, Inc. common stock.


                          MARK HERE     [   ]       MARK HERE    [   ]
                          FOR ADDRESS               IF YOU PLAN
                          CHANGE AND                TO ATTEND
                          NOTE AT LEFT              THE MEETING

                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

                    Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature: ______________ Date: ________ Signature: ______________ Date: _______